U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 25, 2017

CARDINAL ENERGY GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53923	26-0703223
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Chestnut Street, Suite 1615 Abilene, TX	79602
(Address of Principal Executive Offices)	(Zip Code)

Company’s telephone number, including area code: (325)-762-2112

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 24, 2017, the Company entered into a Settlement Agreement and Stipulation (“Agreement”) with Rockwell Capital Partners, Inc., a Delaware corporation (“Rockwell”). Pursuant to the Agreement (attached hereto as Exhibit 10.1), Rockwell acquired outstanding liabilities of the Company in the principal amount of not less than $158,419.46.

After the execution of the Agreement, the Company and Rockwell submitted, pursuant to Section 3(a)(10) of the Securities Act of 1933 (“Act”), the terms and conditions of this Agreement to the Court (described below) for a hearing on the fairness of such terms and conditions, including the exemption from registration related to the issuance of the Settlement Shares to Rockwell, as defined under the Agreement.

On January 25, 2017, the Circuit Court of the Twelfth Judicial Circuit of Florida (Manatee County) entered an Order (attached hereto as Exhibit 10.2) finding that the Agreement is approved as fair to Rockwell, within the meaning of Section 3(a)(10) of the Act, and that the sale of the shares to Rockwell and the resale of the shares by Rockwell will be exempt from registration under the Act.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

From January 6, 2017 through January 26, 2017, the Company issued to Rockwell 251,008,000 shares of its common stock. The issuance of these shares were exempt from the registration requirements of Section 5 of the Act pursuant to Section 3(a)(10) thereto in accordance with the Court Orders in favor of Rockwell as reported in our Form 8-K filed December 19, 2016 and as filed herein.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CARDINAL ENERGY GROUP, INC.

Dated: January 30, 2017	By:	/s/ Timothy W. Crawford
Timothy W. Crawford, Chief Executive Officer

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EXHIBIT INDEX

Number	Description

10.1	Settlement Agreement and Stipulation between the Company and Rockwell Capital Partners, Inc., dated January 24, 2017.

10.2	Order Granting Approval of Settlement Agreement and Stipulation dated January 25, 2017.

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